EXHIBIT 3.3
THIRD AMENDED AND RESTATED
BYLAWS
OF
AVAYA HOLDINGS CORP.
ARTICLE I
Offices
SECTION 1.01.Registered Office. The registered office and registered agent of Avaya Holdings Corp. (the “Corporation”) in the State of Delaware shall be as set forth in the Certificate of Incorporation (as defined below). The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors of the Corporation (the “Board”) may, from time to time, determine or as the business of the Corporation may require as determined by any officer of the Corporation.
ARTICLE II
Meetings of Stockholders
SECTION 2.01.Annual Meetings. Unless directors are elected by written consent of the stockholders in lieu of an annual meeting as permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”), annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board shall determine and state in the notice of meeting. The Board may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 of this Article II in accordance with Section 211(a)(2) of the DGCL. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
SECTION 2.02.Special Meetings. Special meetings of the stockholders for any purpose or purposes, may be called at any time by the Board or by stockholders holding a majority of the issued and outstanding shares of common stock of the Corporation, and may not be called by any other person or persons, unless otherwise prescribed by law, the Corporation’s certificate of incorporation as then in effect (including any Preferred Stock Designation (as defined therein)) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Certificate of Incorporation”) and the Stockholders’ Agreement, dated as of May 1, 2023, by and among the Corporation and the stockholders of the Corporation party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Stockholders’ Agreement”), and may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board, the Chairperson of the Board (the “Chairperson”) or the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) shall determine and shall be stated in the notice of such meeting. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board, the Chairperson or the Chief Executive Officer. Stockholders may act by written consent with respect to any matter that may be acted upon by such stockholders at a special meeting of the stockholders.

SECTION 2.03.Notice of Stockholder Business and Nominations.
(a)     Annual Meetings of Stockholders. Subject to the terms of the Stockholders’ Agreement, at annual meetings of stockholders, the stockholders shall elect directors to the Board and transact such other business as may properly be brought before the meeting.
(b)    Special Meetings of Stockholders. Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board, nominations of persons for election to the Board to fill any vacancy or unfilled newly created directorship may be made at a special meeting of stockholders at which any proposal to fill any vacancy or unfilled newly created directorship is to be presented to the stockholders (i) as provided in the Stockholders’ Agreement or (ii) by or at the direction of the Board or any committee thereof.
SECTION 2.04.Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary (as defined below) to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
SECTION 2.05.Quorum. Unless otherwise required by law and except as provided in the Stockholders’ Agreement, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, the holders of record of a majority of the voting power of the issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.
SECTION 2.06.Voting. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Unless required by the Certificate of Incorporation, the Stockholders’ Agreement or applicable law, or determined by the chairperson of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the matter is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation, of the Stockholders’ Agreement or of these Bylaws, a minimum or different vote is required, in which case such minimum or different vote shall be the applicable vote on such matter. Notwithstanding the foregoing sentence and subject to the Certificate of Incorporation, unless the Stockholders’ Agreement requires a different standard, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
SECTION 2.07.Chairperson of Meetings. The Chairperson, if one is elected (or appointed by the Selection Committee (as defined in the Stockholders’ Agreement) in accordance with the Stockholders’ Agreement), or, in his or her absence or disability, the Vice Chairperson of the Board (the “Vice Chairperson”), if one is appointed, or in his or her absence of disability, the Chief Executive Officer, or in the absence of the Chairperson, the Vice Chairperson and the Chief Executive Officer, a person designated by the Board shall be the chairperson of the meeting and, as such, preside at all meetings of the stockholders. The order of business at each meeting of the stockholders shall be determined by the chairperson of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.
SECTION 2.08.Secretary of Meetings. The Secretary of the Corporation (the “Secretary”) shall act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary, an Assistant Secretary of the Corporation (an “Assistant Secretary”) shall act as secretary at all meetings of the stockholders. In the absence of the Secretary and all Assistant Secretaries, the Chairperson, the Vice Chairperson or the Chief Executive Officer shall appoint a person to act as secretary at such meetings.
SECTION 2.09.Consent of Stockholders in Lieu of Meeting. Subject to the terms of the Stockholders’ Agreement, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, only if a consent, setting forth the action so taken, is signed by the holders of record of the issued and outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action (such minimum number of votes to be in accordance with any applicable terms of the Stockholders’ Agreement and the DGCL) at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Corporation in accordance with the DGCL. Prompt, written notice of the action taken by means of any such consent that is other than unanimous shall be given to those stockholders who have not consented in writing.
SECTION 2.10.Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum be present, the chairperson of the meeting or stockholders upon the vote of a majority of the votes cast, shall have the power to adjourn the meeting from time to time without notice, other than the announcement (which can displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication) at the meeting at which the adjournment is taken of the date and time of the adjourned meeting; provided, that the chairperson of the meeting or stockholders upon the vote of a majority of the votes cast shall also have the power to adjourn the meeting from time to time to address a technical failure to convene or continue a meeting using remote communication, which adjournment can be done without notice (other than the announcement (which can displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication) at the meeting at which the adjournment is taken of the date and time of the adjourned meeting). Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.
SECTION 2.11.Remote Communication. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:
(a)    participate in a meeting of stockholders; and
(b)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that:

(i)    the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii)    the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii)    if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 2.12.Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment or postponement thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify his or her determination of the number of shares of stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
ARTICLE III
Board of Directors
SECTION 3.01.Powers. Except as otherwise provided by the Certificate of Incorporation, the Stockholders’ Agreement or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of its Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL, the Stockholders’ Agreement or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
SECTION 3.02.Number and Term; Chairperson. Subject to the provisions of the Certificate of Incorporation and the Stockholders’ Agreement, the number of Directors shall be fixed from time to time by resolution of the Board. Initially, the Board shall consist of nine (9) Directors. Except as otherwise provided in the Stockholders’ Agreement or these Bylaws, Directors shall be elected by the stockholders at each annual meeting of stockholders. The term for each Director shall be two (2) years for the initial term beginning on the Plan Effective Date (as defined in the Stockholders’ Agreement) and one (1) year for each term thereafter. Directors need not be stockholders. Subject to the terms of the Stockholders’ Agreement, the Board shall, by majority vote, elect a Chairperson, who shall have such powers and perform such duties as provided in these Bylaws and as the Board may from time to time prescribe, from among the directors by resolution passed by a majority of the Board; provided, however, subject to the terms of the Stockholders’ Agreement, the Chairperson of the Board shall not contemporaneously serve as the Chief Executive Officer of the Corporation nor be an employee of a stockholder of the Corporation; provided, further, that the Chairperson of the Board for the initial term shall be determined unanimously by the Selection Committee and shall not contemporaneously serve as the Chief Executive Officer of the Corporation. The Chairperson shall preside at all meetings of the Board at which he or she is present. The Board may also appoint a Vice Chairperson. If the Chairperson is not present at a meeting of the Board, the Vice Chairperson, if one has been appointed, shall preside at such meeting. If neither the Chairperson nor the Vice Chairperson is present at a meeting of the Board, the Chief Executive Officer shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside. Subject to the terms of the Stockholders’ Agreement, the Board may remove and/or replace the Chairperson or the Vice Chairperson at any time; provided, that, during the initial term, only the Selection Committee acting by unanimous written consent may remove and/or replace the Chairperson.
SECTION 3.03.Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairperson, the Chief Executive Officer or the Secretary or, in the case of the resignation from a committee, the chairperson of the applicable committee. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

SECTION 3.04.Removal. Subject to the terms of the Stockholders’ Agreement, directors of the Corporation may be removed in the manner provided by applicable law.
SECTION 3.05.Vacancies and Newly Created Directorships. Subject to the terms of the Stockholders’ Agreement (including the requirement that certain stockholders may designate directors for election to the Board so long as such stockholders meet certain Ownership Percentage (as defined in the Stockholders’ Agreement) thresholds) and these Bylaws, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the director whose seat is being filled and until such director’s successor has been elected and qualified. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director. If there are no directors in office, then an election of directors may be held in accordance with the Stockholders’ Agreement and in the manner provided by law.
SECTION 3.06.Meetings. Regular meetings of the Board may be held at such places and times as shall be determined from time to time by the Board. Subject to the terms of the Stockholders’ Agreement, special meetings of the Board may be called by the Board, the Chairperson or by Stockholders that beneficially own at least twenty-five percent (25%) of the voting power of the issued and outstanding shares of stock of the Corporation and shall be at such places and times as they or he or she shall fix. Notice need not be given of regular meetings of the Board. At least twenty-four (24) hours before each special meeting of the Board, written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director, which required notice shall be deemed to be waived by a director’s attendance at a meeting (unless solely for the purpose of objecting to the lack of required notice). Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
SECTION 3.07.Quorum, Voting and Adjournment. Subject to the terms of the Stockholders’ Agreement, at least a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation, the Stockholders’ Agreement or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.
SECTION 3.08.Committees; Committee Rules. Subject to the terms of the Stockholders’ Agreement, the Board may designate one or more committees, including, but not limited to, an Audit Committee and a Compensation Committee, each such committee to consist of one or more of the directors of the Corporation. Subject to the terms of the Stockholders’ Agreement, the Board may designate one or more directors as alternate members of any committee (for the avoidance of doubt, other than the Selection Committee) to replace any absent or disqualified member at any meeting of any such committee. Subject to the terms of the Stockholders’ Agreement, any such committee, to the extent provided in the resolution of the Board establishing such committee or to the extent provided in the Stockholders’ Agreement, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing these Bylaws or (c) adopting any action requiring the consent of a stockholder or stockholders, pursuant to the terms of the Stockholders’ Agreement, without such consent. For the avoidance of doubt, none of Apollo, Brigade, Nuveen or Sculptor (each such term as defined in the Certificate of Incorporation) will have a veto over adoption of the business plan, budget and/or strategic investments of the Corporation in any way, including as a result of any committee membership, for so long as none of Apollo, Brigade, Nuveen or Sculptor have an individual right to appoint a majority of the Board. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Subject to the terms of the Stockholders’ Agreement, unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.
SECTION 3.09.Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or the Stockholders’ Agreement, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission. The writing or writings or electronic transmission or transmissions shall be filed in the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
SECTION 3.10.Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation or applicable law, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.
SECTION 3.11.Compensation. Subject to the Stockholders’ Agreement, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors and Board observers for services to the Corporation in any capacity.
SECTION 3.12.Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV
Officers
SECTION 4.01.Number. The officers of the Corporation shall include a Chief Executive Officer and a Secretary, each of whom shall be elected by the Board, subject to the provisions of the Stockholders’ Agreement, and who shall hold office for such terms as shall be determined by the Board and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. In addition, the Board may elect a President and one or more Vice Presidents, including one or more Executive Vice Presidents, Senior Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Controller, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Subject to the provisions of the Certificate of Incorporation and the Stockholders’ Agreement, any number of offices may be held by the same person. Officers need not be stockholders or residents of the State of Delaware.
SECTION 4.02.Other Officers and Agents. The Board may appoint or delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove the same, as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board; provided, however, that any officer possessing authority over or responsibility for any functions of the Board shall be an elected officer. Each appointed officer shall hold office until such officer’s successor has been appointed and qualified or until such officer’s earlier resignation or removal.
SECTION 4.03.Chief Executive Officer. The Chief Executive Officer, subject to the control and oversight of the Board, shall have general responsibility for the day-to-day business and affairs of the Corporation and shall be the chief policy making officer of the Corporation. In the absence of the Chairperson and the Vice Chairperson, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board, and he or she shall have such other powers and duties as may be assigned to, or required of, such officer from time to time by the Board or these Bylaws.
SECTION 4.04.President. The President, subject to the powers and oversight of the Board and the Chief Executive Officer, shall have the general powers and duties incident to the office of the president of a corporation, shall perform such duties and services and shall have such other powers and duties as may be assigned to, or required of, such officer from time to time by the Board, the Chief Executive Officer or these Bylaws.
SECTION 4.05.Chief Operating Officer. The Chief Operating Officer, subject to the powers and oversight of the Board and the Chief Executive Officer, shall have direct responsibility for the business and affairs of the Corporation, including supervisory responsibility for the officers, agents, employees and properties of the Corporation and shall have such other powers and duties as may be assigned to, or required of, such officer from time to time by the Board, the Chief Executive Officer or these Bylaws.
SECTION 4.06.Vice Presidents. Each Vice President, including any Executive Vice President and any Senior Vice President, shall have such powers and perform such duties incident to the office of the vice president of a corporation, and shall have such other powers and duties as may be assigned to, or required of, such officer from time to time by the Board, the Chief Executive Officer or these Bylaws.
SECTION 4.07.Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall report to the Chief Financial Officer and, when requested,

counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board may from time to time determine.
SECTION 4.08.Chief Financial Officer. The Chief Financial Officer shall have responsibility for all financial and accounting matters, including supervisory responsibilities for the Treasurer, any Assistant Treasurer or any Vice President of Finance of the Corporation. The Chief Financial Officer shall have the general powers and duties incident to the office of the chief financial officer of a corporation and shall have such other powers and duties as may be assigned to, or required of, such officer from time to time by the Board, the Chief Executive Officer or these Bylaws.
SECTION 4.09.Treasurer. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board or its designees selected for such purposes. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Treasurer shall render to the Chief Executive Officer, the Chief Financial Officer and the Board, upon their request, a report of the financial condition of the Corporation. The Treasurer shall, in the absence or disability of the Chief Financial Officer, act with all of the powers and have the responsibilities assigned to the Chief Financial Officer. In addition, the Treasurer shall have the general powers and duties incident to the office of the treasurer of a corporation and shall have such other powers and duties as may be assigned to, or required of, such officer from time to time by the Board, the Chief Executive Officer, the Chief Financial Officer or these Bylaws. If required by the Board, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe.
SECTION 4.10.Secretary. The Secretary shall: (a) record the proceedings of the meetings of the stockholders and the Board in a minute book to be kept for that purpose; (b) cause notices to be duly given in accordance with the provisions of these Bylaws and as required by law; (c) be the custodian of the records and the seal of the Corporation and affix and attest the seal to any stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; (d) cause the books, reports, statements, certificates and other documents and records required by law to be kept and filed to be properly kept and filed; and (e) in general, have all the powers and perform all the duties incident to the office of the secretary of a corporation and shall have such other powers and duties as may be assigned to, or required of, such officer from time to time by the Board, the Chief Executive Officer or these Bylaws.
SECTION 4.11.Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board shall otherwise determine. The Board may appoint or delegate the power to appoint any such Assistant Treasurer and Assistant Secretary as it deems advisable. In addition, Assistant Treasurers and Assistant Secretaries shall have such other powers and duties as may be assigned to, or required of, them from time to time by the Board, the Chief Executive Officer, the President or these Bylaws.
SECTION 4.12.Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, the Chief Financial Officer and such other persons as may from time to time be authorized by the Board.
SECTION 4.13.Contracts and Other Documents. The Chief Executive Officer, the President, the Chief Operating Officer and any such other officer or officers as may from time to time be authorized by the Board, shall have the power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.
SECTION 4.14.Ownership of Stock of Another Corporation. Unless otherwise directed by the Board, the Chief Executive Officer, the President, the Chief Operating Officer, and any such other person as shall be authorized by the Board, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of security holders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.
SECTION 4.15.Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board may delegate to another officer such powers or duties.
SECTION 4.16.Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board. Any officer may resign at any time in the same manner prescribed under Section 3.03 of Article III of these Bylaws.
SECTION 4.17.Compensation; Vacancies. The compensation of elected officers shall be set by the Board or delegated by the Board to the same extent as permitted by these Bylaws. The Board shall have the power to fill vacancies occurring in any office. The compensation of appointed officers and the filling of vacancies in appointed offices shall be set and filled, respectively, by the Board or delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.
ARTICLE V
Stock
SECTION 5.01.Uncertificated Shares. The shares of stock of the Corporation shall be uncertificated and shall be represented by book entries on the Corporation’s securities transfer books and records; provided, however, that, subject to the Stockholders’ Agreement, the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be represented by certificates. Notice of the information required by the DGCL shall be furnished in accordance with the DGCL within a reasonable time after the issue or transfer of uncertificated shares. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law. The Corporation shall not have power to issue a certificate in bearer form.

SECTION 5.02.Transfer; Resales. Upon compliance with the provisions restricting the transfer or registration of transfer of shares of stock, if any, contained in the Certificate of Incorporation and the Stockholders’ Agreement, shares of stock of the Corporation shall be transferable upon its books, which may be maintained by a third-party registrar or transfer agent, by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of stock of the Corporation that are not represented by a certificate shall be transferred in accordance with the Stockholders’ Agreement and applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. Nothing herein is intended to prevent shares of stock of the Corporation from being DTC-eligible and shall not preclude the settlement of any transaction in shares of stock of the Corporation entered into through the facilities of a national securities exchange or trading on the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.
SECTION 5.03.Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond or an agreement of indemnity, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond or delivering of an agreement of indemnity by such owner to indemnify the Corporation against any claims that may be made against it in connection therewith.
SECTION 5.04.List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network; provided, however, that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.04 or to vote in person or by proxy at any meeting of stockholders.
SECTION 5.05.Fixing Date for Determination of Stockholders of Record.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date,

which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)    In order that the Corporation may determine, in accordance with the provisions of the Stockholders’ Agreement, that the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)    Unless otherwise restricted by the Certificate of Incorporation or the Stockholders’ Agreement, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law or (ii) when prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 5.06.Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI
Notice and Waiver of Notice
SECTION 6.01.Notice. Notice may be given in any manner permitted by law. If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
SECTION 6.02.Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VII
Indemnification and Advancement
SECTION 7.01.Right to Indemnification. The rights, if any, of directors, officers, employees and agents of the Corporation with respect to indemnification shall be as set forth in the Certificate of Incorporation.
SECTION 7.02.Right to Advancement of Expenses. The rights, if any, of directors, officers, employees and agents of the Corporation with respect to advancement of expenses shall be as set forth in the Certificate of Incorporation.
ARTICLE VIII
Miscellaneous
SECTION 8.01.Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
SECTION 8.02.Dividends. Dividends on the stock of the Corporation, paid in cash, property, or securities of the Corporation and as may be limited by the DGCL and applicable provisions of the Certificate of Incorporation and Stockholders’ Agreement (if any), may be declared by the Board at any regular or special meeting.
SECTION 8.03.Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or Assistant Treasurer.
SECTION 8.04.Fiscal Year. The fiscal year of the Corporation shall end on September 30, or such other day as the Board may designate.

SECTION 8.05.Section Headings; Interpretation. In these Bylaws, (a) section headings are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein and (b) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.
SECTION 8.06.Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, any other applicable law, or the Stockholders’ Agreement, such provision of these Bylaws shall not be given effect to the extent of such inconsistency but shall otherwise be given full force and effect.
SECTION 8.07.Stockholders’ Agreement. Any reference herein to the Stockholders’ Agreement will be disregarded upon termination of the Stockholders’ Agreement in accordance with its terms. In the event that the Corporation and the stockholders of the Corporation enter into a new stockholders’ agreement, subject to the terms of such new stockholders’ agreement, any reference herein to the Stockholder’s Agreement may be interpreted as reference to such new stockholders’ agreement.
ARTICLE IX
Amendments
SECTION 9.01.Amendments.
(a)    Subject to the provisions of the Certificate of Incorporation and the Stockholders’ Agreement, these Bylaws may be altered, amended or repealed, or new Bylaws adopted or enacted, by the Board by the affirmative vote of a majority of Directors and by the holders of a majority of the issued and outstanding common stock of the Corporation; provided, however, amendments to this Section 9.01 of the Bylaws, or any amendments which would impose new limitations or conditions on transferability of shares of common stock of the Corporation (other than contractual lock-up agreements) shall require the affirmative vote of holders of at least 75% of the issued and outstanding shares of common stock of the Corporation.
(b)    Any amendment, supplement, modification, or waiver to the terms of these Bylaws that is materially disproportionate and adverse to one or more stockholders (the “Adversely Affected Stockholders”) (as compared to another stockholder or that disproportionately benefits one or more stockholders relative to the rights of the other stockholders) shall require the affirmative consent of Adversely Affected Stockholders holding a majority of the issued and outstanding shares of common stock of the Corporation held by all Adversely Affected Stockholders; provided that if the adverse effect on any given Adversely Affected Stockholder or group of Adversely Affected Stockholders is materially different from the effect on any other Adversely Affected Stockholder or group of Adversely Affected Stockholders then each such Adversely Affected Stockholder or group of Adversely Affected Stockholders, as applicable, will have its own separate consent right based on a majority of the shares of stock they hold.
Dated:    May 1, 2023

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